SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)
April 20, 2004

CNB FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction of incorporation)	(SEC File No.)	(IRS Employer Identification Number)

County National Bank
1 South Second Street
PO Box 42
Clearfield, Pennsylvania 16830
(Address of principal executive offices)

        Registrant’s telephone number, including area code: (814) 765-9621

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

       (a)  Financial Statements: None

       (b)  Exhibits:

                 99   Press Release Announcing: Annual Meeting

Item 12. Press Releases

        CNB Financial Corporation shareholders and County National Bank each held separate annual meetings on April 20, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

         CNB Financial Corporation

Date: April 21, 2004	By: /s/ Joseph B. Bower, Jr. Joseph B. Bower, Jr. Treasurer

Exhibit 99

News Release

CCNE NASDAQ L I S T E D	Contact: Leanne Kassab Asst. Marketing Director (814) 765-9621

CNB FINANCIAL CORPORATION HOLDS ANNUAL MEETING

Clearfield, Pennsylvania — Tuesday, April 20, 2004

CNB Financial Corporation shareholders and County National Bank each held separate annual meetings on April 20, 2004.

In the CNB Financial Corporation meeting, four incumbent directors were re-seated for a term of three years, or until attaining age 70. They were: Dennis L. Merrey, William R. Owens, and Deborah D. Pontzer. These directors were elected to serve the board until the Annual Meeting in the year 2007.

The following Corporation directors retained their positions but were not standing for election this year: Robert E. Brown, William F. Falger, James J. Leitzinger, James P. Moore, Robert C. Penoyer, Jeffrey S. Powell, James B. Ryan and Peter F. Smith.

Chairman, William R. Owens, conducted the meeting. He called upon William F. Falger, President and Chief Executive Officer of CNB Financial Corporation and County National Bank, to address the shareholders. Mr. Falger thanked those present and welcomed them to the meeting. He then turned the presentation over to Joseph B. Bower, Jr., Executive Vice President, Secretary and Treasurer. Mr. Bower focused the audience’s attention on a presentation that featured year 2003 results on the firm’s growth patterns, earnings per share and resulting dividends.

Mr. Falger then offered his comments regarding the performance of the Bank since the last Annual Shareholder’s Meeting in 2003 and the objectives for the remainder of 2004, stating that the focus would be to continue to maximize profitability and asset growth.

In addition, the Corporation expanded its market area with a loan production office in downtown Warren, PA. The Bank currently maintains a Loan Production office in Johnstown with loans totaling $53.6 million as of March 31, 2004.

Successful events during the past year include the expansion of the Corporation’s product and service offerings through CNB Insurance Agency, which embarked on annuities offerings through the Bank’s 20 retail facilities. The installation of a new teller system, a new imaging system and electronic statements during 2003 also reinforced the Corporation’s commitment to continued customer service enhancements. Further enhancing the Bank’s brand identity and image by merchandising its retail outlets for promotional, regulatory and directional signage materials within the branch offices now provides a consistent theme throughout our branch network. The Bank reinforced our commitment to the Bradford, McKean county area by providing more convenient and expedient service to our customers through a new office location.

Mr. Falger presented the Bank’s objectives for 2004, which include continuing to grow market share within areas served by its branch network, putting a strong emphasis on marketing core banking products and annuities. In addition, the Bank will enhance brand identity and image by concentrating its marketing efforts on those services and characteristics of the Bank that are pointedly important to the people and businesses in the Bank’s market areas. The Bank will expand our customer’s wealth, maintain strong credit quality and take advantage of expansion and acquisition opportunities. Mr. Falger completed his remarks with plans to remodel Philipsburg Presqueisle Street and Osceola Mills offices. Both projects are expected to be complete this year.

Mr. Owens reviewed the performance of the Corporation’s stock over the past several years. In addition, he discussed the 2.5 for one stock split stating the reasons for the split — improve liquidity, lower per share price and enhance stock value.

In the Corporation’s reorganizational meeting, the following corporation officers were named: William F. Falger, President and Chief Executive Officer; Joseph B. Bower, Jr., Executive Vice President, Secretary and Treasurer; and Donald E. Shawley, Assistant Secretary. Peter F. Smith was retained as counsel.

The County National Bank annual meeting then followed with the twelve incumbent bank directors re-elected for the ensuing year. They are Joseph B. Bower, Jr., Robert E. Brown, William F. Falger, James J. Leitzinger, Dennis L. Merrey, James P. Moore, William R. Owens, Robert C. Penoyer, Deborah Dick Pontzer, Jeffrey S. Powell, James B. Ryan and Peter F. Smith.

Following that re-election process, the following banking officers were appointed for the forthcoming year: Mr. Falger, President and Chief Executive Officer; Mr. Bower, Executive Vice President and Chief Operating Officer; Mark D. Breakey, Senior Vice President and Credit Risk Manager; Donald E. Shawley, Senior Vice President and Senior Trust Officer; and Richard L. Sloppy, Senior Vice President and Senior Loan Officer.

Robert S. Berezansky, Vice President/Corporate Lending; James M. Baker, Robin L. Hay, William J. Mills, Charles C. Shrader and Joseph H. Yaros, Vice Presidents/ Commercial Banking; Jeffrey A. Herr, and Duane P. Shifter, Vice Presidents/ Community Banking; Mary Ann Conaway, Vice President/ Human Resources; Michael C. Sutika, Vice President/ Branch Administration; Helen G. Kolar, Vice President/Marketing & Sales; Rachel E. Larson, Vice President/ Operations; Edward H. Proud, Vice President/ Information Systems; Christopher L. Stott, Vice President/ Mortgage Lending; Calvin R. Thomas, Jr., Vice President/ Trust Officer; Mary A. Baker, Ruth Anne Ryan-Catalano, Kristen L. Howard, David W. Ogden, Vickie L. Pingie, Rodger L. Read, and Deborah M. Young, Assistant Vice Presidents; Denise J. Greene, Kathy J. McKinney, Francine M. Papa, Larry A. Putt, Douglas M. Shaffer, Susan J. Shimmel and Steven C. Tunall, Community Office Managers; Tammy C. Wagner, Staff Commercial Lender; Paul A. McDermott, Brenda L. Terry, Mary Ann Roney and Gregory R. Williams, Banking Officers; Thomas J. Ammerman, Jr., Bank Security Officer; Richard L. Bannon, Credit Administration Officer; Donna J. Collins, Compliance Officer; Richard L. Greslick, Jr., Banking Officer and Controller; Leanne D. Kassab, Marketing Officer; Susan B. Kurtz, Customer Service Officer; Christopher N. Norris, Collection Officer; Glenn R. Pentz, Trust Officer, Dennis J. Sloppy, Information Systems Officer; Susan M. Warrick, Operations Officer, Andrew J. Woolridge, Investment Officer and Jane M. Gnan, Assistant Trust Officer.

Inquiries regarding CNB Financial Corporation stock (CCNE) can be answered by phoning (814) 765-9621.

County National Bank is the primary subsidiary of CNB Financial Corporation and has twenty community offices in Cambria, Clearfield, Centre, Elk, Jefferson and McKean counties.

County National Bank’s website is http://www.bankcnb.com.

4